SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 20, 1997


                              CHS ELECTRONICS, INC.
                ------------------------------------------------
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


                                     FLORIDA
                  --------------------------------------------
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)


         0-24244                                            87-0435376
 ---------------------------                    ------------------------------
  (COMMISSION FILE NUMBER)                     (IRS EMPLOYER IDENTIFICATION NO.)


     CHS ELECTRONICS, INC.
     2153 N.W. 86TH AVENUE
        MIAMI, FLORIDA                                        33122
 ------------------------------------                       --------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)                    (ZIP CODE)



       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (305) 716-8273

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On March 20, 1997, CHS Electronics, Inc. (the "Company") completed its acquisition of the operations of Frank & Walter Computer GmbH ("F&W"), the fourth largest computer distributor in Germany, for 2.2 million unregistered shares of the Company's common stock. The Company intends to combine the operations of F&W, a privately held company based in Brunschwaig, which had 1996 sales of $686 million, with its operation in Germany, which had 1996 sales (including the sales on a pro forma basis of the German operations recently acquired from Merisel, Inc.) of $606 million. Carsten Frank, the founder of F&W, will also become a Company executive vice president responsible for Europe.

         F&W has approximately 10,000 active dealers and is one of the largest distributors of Western Digital and Seagate products in the world. F&W has approximately 400 employees and operates principally within Germany, and is focused on distribution to smaller dealers in central Germany. The Company's German operations have approximately 350 employees and 4,600 active dealers in Germany, and are focused on distribution to medium and large resellers in the north and south of the country.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)&(b) It is currently impractical to provide financial statements, pro forma or otherwise, required pursuant to Regulation S-K in connection with the acquisition identified in Item 2 above. This Report will be amended within 60 days from the date this Report is filed to include such financial statement information.

         (c) Exhibits

         10.1 Stock Exchange Agreement dated December 19, 1996 between CHS Electronics, Inc. and Frank & Walter Computer GmbH (incorporated by reference to
Exhibit 10.37 of CHS Electronics, Inc.'s Form 10-K as filed with the Commission on March 31, 1997)

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            CHS ELECTRONICS, INC.

Date:  April 4, 1997                         By:/s/ CRAIG TOLL
                                                ----------------
                                                 Craig Toll
                                                 Chief Financial Officer and
                                                   Treasurer